UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

RIMROCK GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-149552	75-3266961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155 Las Vegas, NV 89103
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 1-800-854-7970

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Purchase Agreement

On October 7, 2013, Rimrock Gold Corp. (the “Company”) closed a purchase agreement (the “Purchase Agreement”) with RMIC Gold to acquire an exploration epithermal bonanaza gold-silver property in Nevada know as the Ivanhoe Creek Property (the “Ivanhoe Creek Property”).  RMIC Gold is a private Nevada company controlled by Richard R Redfern.  Mr. Redfern is a director of the Company and this is a non-arms length transaction. Pursuant to the Purchase Agreement, the Company acquired from RMIC Gold a one hundred percent (100%) interest in and to certain properties that compress 22 unpatented mining claims totaling 440 acres (the “Mining Claims”). In consideration for the Mining Claims, the Company shall issue to RMIC Gold 150,000 shares of the Company’s common stock (the “Rimrock Shares”).  Any mineral production from the Ivanhoe Creek Property is subject to net smelter return royalties of 1% due to RMIC Gold.

The foregoing description of the terms of the Purchase Agreement are qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), which is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in Item 1.01, the Company acquired the Mining Claims pursuant to the Purchase Agreement. The disclosures in Item 1.01 of this Report regarding the acquisition is incorporated herein by reference in its entirety.

Description of the Mining Claims

The Ivanhoe Creek property consists of 22 unpatented lode-mining claims (440 acres) situated in north-central Nevada on lands administered by the U.S. Bureau of Land Management. The property area is uninhabited and suitable for construction of large-scale mine facilities, if warranted. The property is situated 63 Km northeast of the mining center of Battle Mountain, and 75 Km west-northwest of the mining hub city Elko. Rimrock Gold controls 22 claims along the north side of the Hollister property. The property lies at the former site of a small mercury mine/ prospect from which an unknown but small quantity of flasks of mercury were produced, and south of Rimrock Gold's Rimrock property.

The Ivanhoe Creek property lies immediately adjacent to the north of the epithermal bonanza gold-silver Hollister Mine property that was recently purchased by Waterton Global Resources. Hollister had a proven and probable resource of approximately 819,000 tonnes @ 35.3 g/t gold and 195 g/t silver. Ivanhoe Creek also lies 17 Km southeast of Newmont's Midas Mine, which is currently producing gold and silver from high-grade volcanic epithermal gold-silver veins, and has produced approximately 4.0 million ounces of gold and substantial silver. The initial published measured and indicated ore reserve for Midas was approximately 3,000,000 ounces of gold and 25,000,000 ounces of silver. Newmont recently announced plans for further expansion of the eastern, more silver rich part of the Midas Mine.

Gold exploration drilling has been conducted near and under certain of these mercury prospects. Most recently, Kent Exploration Ltd drilled 5 shallow exploration core drillholes in 2007 for gold and silver, totaling 791.3 meters. Drilling to date at Ivanhoe Creek has discovered at least two significant gold-silver target areas. These are associated with northerly-trending uplifted fault-bounded blocks of rocks ("horsts"), which extend northward into the Rimrock property, and south into the Hollister property. These horsts were delineated and verified by CSAMT geological surveys in 2006. Mercury-bearing silica deposits ("sinter") locally are associated with gold in Nevada, and mercuric sinters are found at Ivanhoe Creek alongside and above these horsts. Kent's shallow drilling tested some of these sinter targets.

The five exploration holes drilled at Ivanhoe Creek are believed to have been too shallow to adequately test for the Midas-style gold-silver targets envisioned by the Company. The drillholes at Ivanhoe Creek found: 1) Anomalous assay values of gold in each hole drilled, and 2) Anomalous silver values in each hole, including up to an assay value of 7.64 ounces per ton silver in hole 07-10 between 426-436 feet (core length; true width not known). This latter silver-rich intercept also contained high values of 1130 ppm tungsten, more than 100 ppm mercury, and 0.02 ppm gold. Local high geochemical analysis values of arsenic, antimony, and selenium suggest that a Midas-style mineral system was imposed on these rocks altered and metamorphosed earlier by contact metamorphism of nearby granitic plutons

The main gold-silver targets at Ivanhoe Creek are Midas-Hollister style volcanic epithermal low-sulfidation vein and disseminated gold deposits, which appear to be situated along or near fault zones, beneath siliceous silica "sinter" hot spring deposits that occur on the paleo ground surface along the Midas - Silver Cloud trend, which is part of the "Northern Nevada Rifts" volcanic province. Mercury occurrences are present locally in and near these surficial siliceous sinter deposits, perhaps locally indicative of gold deposits at further depth, as at Hollister. The "top elevations" of epithermal Midas-Hollister type gold-silver targets typically start at 150 to 300 meter depths below surface. The main zone of ore grade gold-silver mineralization at Midas is at least 500 metres in height, below the "top elevations". Local small poddy bodies of high-grade gold mineralization may occur above this "top elevation" level as at Midas. Rimrock Gold's exploration efforts are focused upon discovery of deeper Midas and Hollister Mine style gold-silver mineralization at Ivanhoe Creek, but the possibility of finding near-surface open pittable gold-silver mineralization is still present due to the minimal level of exploration of Ivanhoe Creek. The elevations of the main ore zones at Hollister are at elevations of 4900 to 5400 feet ASL. This will be used to help guide exploration on the Ivanhoe Creek and Rimrock properties.

The Ivanhoe Creek property also lies directly astride the prolific Carlin Trend break that boasts numerous giant world-class sediment-hosted gold deposits. Excitingly, the Paleozoic rocks at Ivanhoe Creek are present at surface just north of the property boundary, and also were encountered in Kent's drillholes. Consequently, the Ivanhoe Creek property does have Carlin-style gold potential, albeit perhaps at fair depths. Great Basin Gold drilled one deep hole in the southeastern part of their property at Hollister and penetrated Devonian Rodeo Creek unit Paleozoic rocks. They never reached the Carlin-host Popovich-equivalent limestone rock section, which lies at still greater depths at this particular locality. The Rimrock - Ivanhoe Creek area is interpreted as being a structurally uplifted dome, which could have brought Carlin deposit age rocks closer to the surface. The Company is now focused upon the discovery of relatively shallow Midas style gold-silver deposits.

Item 3.02    Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The Company issued the Rimrock Shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 8.01 Other Events.

On October 11, 2013, the Company issued a press release announcing the closing of the acquisition of the Mining Claim, a copy of which is attached as Exhibit 99.1 to this Report.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
10.1	Purchase Agreement, dated September 23, 2013, by and among Rimrock Gold Corp., and RMIC Gold
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMROCK GOLD CORP.

Date: October 11, 2013	By:	/s/ Jordan Starkman
Jordan Starkman